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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:                                        CONTACT:
                                                              George Snell
                                                              ML Strategies, LLC
                                                              (617) 348-1872

                  ACT MANUFACTURING, INC. ANNOUNCES ADDITIONAL
                       INFORMATION CONCERNING SALE PROCESS

HUDSON, Mass. (April 4, 2002) -- In response to inquiries about its sales process, ACT Manufacturing, Inc. today announced that the company remains committed to continuing to operate in the ordinary course of its business and has no plans to auction off the plant, equipment and inventory of the company in a piecemeal fashion.

ACT has hired Lazard Freres, a New York investment banker with offices throughout the world, to manage the sale of the company. Lazard has provided information to and has received bids from several qualified buyers. As a result of the level of interest demonstrated by the potential buyers to date, ACT continues to believe that the sale of the company as a going concern to a buyer who will continue the company's operations will best maximize value for its creditors and ensure ongoing service to our valued customers. ACT remains committed to its customers and will continue to meet its customers' requirements.

The sale procedures will be approved by the U.S. Bankruptcy Court in Worcester and these procedures will be similar to those used in other major Chapter 11 cases. The procedures will be designed to assure fairness in the process and the best possible return for creditors. ACT expects the sale process to be substantially completed by the end of June 2002.

ACT believes that its strategy will produce the best results for its employees, for its customers and for its creditors. However, the company regrets that it is unlikely that stockholders will recover any value from the sale of the company's businesses.

ACT, with headquarters in Hudson, Massachusetts, provides electronics manufacturing services to equipment manufacturers in networking and telecommunications, computer and industrial and medical equipment markets. ACT provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly, total system assembly and integration, mechanical and molded cable and harness assembly and other value-added services.

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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995 that are neither guarantees nor promises, but which are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Forward-looking statements relate, among other things, to Company's agreement to engage in a process designed to sell all or substantially all of its assets; the sale and auction process that is contemplated within the Company's bankruptcy

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proceeding; the prospects that the Company's debt and equity security holders will receive any value or recovery in connection with such sale and auction process or with respect to such securities; to the Company's role in the electronics manufacturing services market, the results of actions taken by management, the strength of our customers' markets and the outsourcing model in the electronics industry, expected operating and financial results, sources of liquidity and capital resources, effects of our cash management plan, negotiations with lenders and other parties, anticipated results of restructuring efforts, developments within the customer base and market opportunities, future customer shipments, and the plans and objectives of management. Those risks and uncertainties include, among others: changes or anticipated changes in economic conditions; trends in the electronics industry; the effects of our reorganization proceedings; the effects of our reductions in operations, including facility closures; the willingness of vendors and customers to continue to do business with us, and the terms on which any such business takes place; the strength of our customers' markets and future customer demands; the financial condition of our customers; the inability to achieve satisfactory financial arrangements with bank lenders and other financial sources; the effectiveness of managing manufacturing processes; increased competition and its effects on pricing, revenues and gross margins, and our customer base; our ability to timely complete, configure and ship products; and changes, reductions, delays or cancellations of customer orders. In addition, our business and results of operations are subject to numerous additional risks and uncertainties, including the short-term nature of customer orders, customers' announcements and introductions of new products or new generations of products, evolutions in the life cycles of customers' products, inventory obsolescence and currency exchange rate movements. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.